Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS

Omaha, Nebraska (Business Wire)	May 13, 2022

Boston Omaha Corporation (NYSE: BOC) (the “Company”) announced its financial results for the first quarter ended March 31, 2022, in connection with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

We show below summary financial data for the first quarter of 2022 and 2021. Our Quarterly Report on Form 10-Q can be found at www.bostonomaha.com.

	For the Three Months Ended
	March 31,
	2022	2021
Billboard Rentals, Net	$9,138,149	$7,153,685
Broadband Services	4,076,946	3,795,037
Premiums Earned	2,288,449	1,786,564
Insurance Commissions	697,200	400,177
Investment and Other Income	92,203	69,556
Total Revenues	16,292,947	13,205,019

Depreciation and Amortization Expense	2,933,264	2,311,976

Net Loss from Operations	(2,449,736)	(1,485,778)
Net Other Income	25,498,646	110,123,064

Net Income Attributable to Common Stockholders	$16,302,593	$84,437,627
Basic and Diluted Net Income per Share	$0.55	$3.09

	March 31,	December 31,
	2022	2021
Total Unrestricted Cash & Investments (1)	$158,213,175	$230,670,929
Total Assets	670,620,168	807,053,793
Total Liabilities	152,366,985	166,458,071
Total Noncontrolling Interest	5,320,740	144,270,503
Total Stockholders' Equity	$512,932,443	$496,325,219

As a result of a change in Generally Accepted Accounting Principles in 2018, we are required to include the unrealized changes in market prices of investments in public equity securities in our reported earnings.

(1) Investments consist of U.S. treasury securities classified as trading securities and publicly traded equity securities, of which $15,250,413 is held by our insurance entities at March 31, 2022.

In the table above, Net Other Income includes other investment income of $2,615,323 in the first quarter of 2022 and $107,308,122 in the first quarter of 2021, which are mainly related to realized and unrealized gains from public securities held by Boston Omaha. While we intend to hold our current securities for the longer term, we may in the future choose to sell them for a variety of reasons resulting in realized losses or gains.

In the first quarter of 2022, Net Other Income also includes a gain of $24,977,740 related to the deconsolidation of Yellowstone Acquisition Company, which completed its business combination with Sky Harbour on January 25, 2022.

Cash outflow from operations for the three months ended March 31, 2022 was $(15,677,555), compared to cash inflow of $4,029,984 for the three months ended March 31, 2021.

Our book value per share was $17.27 at March 31, 2022, compared to $16.71 at December 31, 2021.

As of March 31, 2022, we had 28,642,801 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

As of May 13, 2022, we had 28,642,801 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with four majority owned businesses engaged in outdoor advertising, surety insurance, broadband telecommunications services and asset management.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the impact of the COVID-19 pandemic, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully integrate acquired businesses, the effect of a loss of, or financial distress of, any reinsurance company which we rely on for our insurance operations, the risks associated with our investments in both publicly traded securities and privately held businesses, our history of losses and ability to maintain profitability in the future, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission (the “SEC”) on Form 10-K for the year ended December 31, 2021, as well as other risks and uncertainties which may be described in any subsequent quarterly report on Form 10-Q filed by the Company and the other reports the Company files with the SEC. Copies of our SEC filings are available on our website at www.bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Boston Omaha Corporation

Catherine Vaughan, 857-256-0079

contact@bostonomaha.com